Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 14, 2025 with respect to the financial statements of Foxx Development Holdings Inc. for the year ended June 30, 2025, included in the Annual Report on Form 10-K.

/s/ CBIZ CPAs P.C.

San Jose, CA

November 5, 2025